UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2006

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On February 3, 2006, 3Com Corporation (the “Company”) and its Senior Vice President and President, TippingPoint Division, James Hamilton, entered into a Severance Benefits Agreement (the “Agreement”) with an effective date of January 31, 2006. Pursuant to the Agreement, Mr. Hamilton is granted certain severance benefits if he elects to terminate his employment with the Company between November 2, 2006 and February 2, 2007. The severance benefits consist of a lump-sum payment equal to six months of his base salary and one-half of his annualized target bonus, as well as continuation of certain benefits for a period of six months from termination. Mr. Hamilton would also receive six months of accelerated vesting of outstanding time-based equity and accelerated vesting of 12.5% of outstanding equity not subject to time-based vesting (other than cliff-vesting), such as Performance Accelerated Vesting Restricted Stock.

The Agreement also provides for the reduction of the duration from twelve to six months of certain restrictive covenants under other terms of Mr. Hamilton’s employment should he exercise his rights under the Agreement. All severance benefits under the Agreement are in lieu of any other benefits he may be entitled to under the other terms of his employment or any severance plans of the Company, and are conditioned upon Mr. Hamilton’s execution of a release of claims against the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached as Exhibit 10.1 to this current report on Form 8-K.

ITEM 9. 01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

10.1	Severance Benefits Agreement	X
dated January 31, 2006, between
the registrant and James Hamilton*

* Indicates a management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: February 6, 2006	By:	/s/ NEAL D. GOLDMAN
Neal D. Goldman Senior Vice President, Management Services, General Counsel & Secretary

EXHIBIT INDEX

Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

10.1	Severance Benefits Agreement	X
dated January 31, 2006, between
the registrant and James Hamilton*

* Indicates a management contract or compensatory plan.